Exhibit 99.1

Summit Hotel Properties Reports Second Quarter 2014 Results

11.4 percent Pro Forma RevPAR growth

$0.28 Adjusted FFO per share; 33.5 percent Adjusted EBITDA growth

AUSTIN, Texas--(BUSINESS WIRE)--August 6, 2014--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the second quarter ended June 30, 2014.

“We’re very excited about the terrific performance of our portfolio in the second quarter,” said Dan Hansen, Summit’s President and CEO. “We believe that our 11.4 percent pro forma RevPAR growth validates our investment strategy of tactical acquisitions, capital investment and best in class asset management.”

Second Quarter 2014 Highlights

  Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) in the second quarter of 2014 grew to $97.93, an increase of 11.4 percent over the same period in 2013. Pro forma average daily rate (“ADR”) grew to $122.51, an increase of 6.7 percent from 2013. Pro forma occupancy grew by 4.4 percent to 79.9 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the second quarter of 2014 was $38.9 million, an increase of 14.7 percent over the same period in 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the second quarter of 2014 expanded by 103 basis points compared with the same period in 2013. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Same-Store RevPAR: Same-store RevPAR in the second quarter of 2014 grew to $88.28, an increase of 8.9 percent over the same period in 2013. Same-store ADR grew to $111.91, an increase of 6.3 percent from the second quarter of 2013. Same-store occupancy grew by 2.5 percent to 78.9 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $35.6 million in the second quarter of 2014 from $26.7 million in the same period in 2013, an increase of $8.9 million or 33.5 percent.
  Adjusted FFO: Adjusted FFO (“AFFO”) for the second quarter of 2014 increased 39.0 percent over the same period of 2013 to $24.4 million or $0.28 per diluted unit.
  Capital Reinvestment: The Company invested $6.0 million during the second quarter of 2014 and added an additional 14 guestrooms to its portfolio through strategic renovations to better utilize existing space.
  Dividends: On August 1, 2014, the Company declared an increased quarterly dividend of $0.1175 per share on its common stock, which reflects a $0.02 increase on an annualized basis.

Second Quarter 2014 INN vs. STR Results
	Occupancy	ADR	RevPAR
INN Pro Forma (89)	4.4%	6.7%	11.4%
INN Same-Store (66)	2.5%	6.3%	8.9%
Overall US *	3.6%	4.4%	8.2%
Upscale *	3.2%	5.2%	8.5%

*Source: Smith Travel Research Monthly Hotel Review, Volume 14, Issue Q2.

The Company’s unaudited results included the following:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	($ in thousands, except per unit and RevPAR data)
Total Revenue	$105,525	$79,105	$195,069	$138,828

EBITDA [1]	$32,616	$25,093	$57,799	$43,035
Adjusted EBITDA [1]	$35,636	$26,700	$62,828	$45,577

FFO [1]	$22,513	$15,952	$37,102	$26,714
Adjusted FFO [1]	$24,441	$17,585	$41,099	$29,422

FFO per diluted unit [1,2]	$0.26	$0.23	$0.43	$0.40
Adjusted FFO per diluted unit [1,2]	$0.28	$0.26	$0.47	$0.44

Pro Forma [3]
RevPAR	$97.93	$87.92	$91.88	$83.86
RevPAR growth	11.4%		9.6%

Hotel EBITDA	$38,916	$33,917	$68,870	$62,209
Hotel EBITDA margin	36.9%	35.9%	34.9%	34.6%
Hotel EBITDA margin growth	103 bps		36 bps

1 See tables later in this press release for a discussion and reconciliation to net income (loss) of non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses).

2 Based on 86,735,000 weighted average diluted units and 68,952,000 weighted average diluted units for the three months ended June 30, 2014 and June 30, 2013, respectively, and 86,660,000 weighted average diluted units and 67,598,000 weighted average diluted units for the six months ended June 30, 2014 and June 30, 2014, respectively. In this press release, references to “diluted units” mean diluted shares of the Company’s common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

3 Unless stated otherwise in this release, all pro forma information includes operating and financial results for 89 hotels owned as of June 30, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at June 30, 2014. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2013 for periods prior to the Company’s ownership.

“The first six months of 2014 have been really strong for both Summit and the industry as a whole,” commented Hansen. “The increased momentum that began late in 2013 has continued with robust demand in both the business and leisure segments, which we believe puts our portfolio in an excellent position for continued growth.”

Year-to-Date Highlights

  Pro Forma RevPAR: Pro forma RevPAR in the first six months of 2014 grew to $91.88, an increase of 9.6 percent over the same period in 2013. Pro forma ADR grew to $120.85, an increase of 5.5 percent from 2013. Pro forma occupancy grew by 3.9 percent to 76.0 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the first six months of 2014 was $68.9 million, an increase of 10.7 percent over the same period in 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the first six months of 2014 expanded by 36 basis points compared with the same period in 2013.
  Same-Store RevPAR: Same-store RevPAR in the first six months of 2014 grew to $84.22, an increase of 8.6 percent over the same period in 2013. Same-store ADR grew to $111.00, an increase of 5.5 percent from the first six months of 2013. Same-store occupancy grew by 3.0 percent to 75.9 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $62.8 million in the first six months of 2014 from $45.6 million in the same period in 2013, an increase of $17.2 million or 37.8 percent.
  Adjusted FFO: AFFO for the first six months of 2014 increased 39.7 percent to $41.1 million, or $0.47 per diluted unit.
  Capital Reinvestment: The Company invested $22.8 million during the first six months of 2014 and added an additional 14 guestrooms to its portfolio through strategic renovations to better utilize existing space.
  Acquisitions: The Company acquired four hotels in the first six months of 2014 comprising 591 guestrooms, for a total purchase price of $125.7 million.

Capital Investment

Acquisitions

During the second quarter of 2014, the Company acquired the remaining 19 percent non-controlling interest in its joint venture with an affiliate of Intercontinental Hotels Group (“IHG”) that owns the Holiday Inn Express & Suites located in San Francisco, Calif. for $8.2 million. As a result, this hotel property became wholly-owned by the Company.

“IHG has been a great partner and we look forward to additional opportunities to partner with them in our target markets,” Hansen commented.

Pro forma RevPAR among the 23 hotels acquired since January 2013 was $118.06 in the second quarter of 2014 compared to $88.28 for the 66 hotels classified as same-store during the period.

Renovation Capital

The Company invested $6.0 million in renovations in the second quarter of 2014. Among the five renovations during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms. Since the end of the first quarter of 2014, the Company has added 15 guestrooms to its portfolio of 90 hotels through renovation and redesign to better utilize existing space, thereby creating and capturing embedded growth for shareholders.

The Company completed a full renovation of its Residence Inn located in Salt Lake City, Utah during the second quarter of 2014. During the renovation, the Company added 11 guestrooms to the property, bringing the total number of guestrooms to 189. The Company converted 24 underutilized two bedroom units to studio and one bedroom units. In addition to the new guestrooms added, all existing guestrooms were remodeled with new finishes, furniture, mattresses, artwork and 42-inch LCD flat screen televisions. The common areas, including the lobby, reception desk, kitchen and dining areas, were redesigned to allow for more space and better functionality for the guests. To further enhance the guest experience, two outdoor patio areas were updated to include barbeques and a fire pit. The renovation was completed with fresh exterior paint and a new parking lot in May of 2014 for a total cost of $6.9 million.

”We are thrilled with the results of the renovation at the Residence Inn located in Salt Lake City. This project highlights the strength of our team and the ability to recognize and capture embedded growth,” Hansen said. “We continue to see the transformation of our portfolio’s quality from the successful execution of strategic capital improvements.”

Balance Sheet and Capital Activity

At June 30, 2014, the Company had the following:

  Total outstanding debt of $579.9 million, with a weighted average interest rate of 4.62 percent, and $41.7 million of cash and cash equivalents. The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility.
  $156.0 million outstanding on its senior unsecured credit facility, $13.8 million in standby letters of credit and $130.2 million available to borrow.
  Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.9x.

As of August 1, 2014, the Company has $148.0 million outstanding on its senior unsecured credit facility, $13.8 million in standby letters of credit and $138.2 million available to borrow.

Dividends

On August 1, 2014, the Company declared a quarterly cash dividend of:

  $0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership. The common dividend reflects an increase of $0.02 on an annual basis and represents an annualized yield of 4.5 percent based on the closing price of shares of the common stock on August 5, 2014.
  $0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.
  $0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.
  $0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable August 29, 2014 to holders of record as of August 15, 2014.

2014 Outlook

The Company is providing guidance for the third quarter and full year 2014 based on 89 current hotels.1 Except as described in footnote one below, the guidance assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

THIRD QUARTER 2014
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (89) [1]	$92.00	$94.00
Pro forma RevPAR growth (89) [1]	8.0%	10.0%
RevPAR (same-store 66)	$84.50	$86.50
RevPAR growth (same-store 66)	5.0%	7.0%
Adjusted FFO [2]	$20,800	$22,600
Adjusted FFO per diluted unit [3]	$0.24	$0.26
Renovation capital deployed	$7,000	$10,000

FULL YEAR 2014
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (89) [1]	$88.00	$90.00
Pro forma RevPAR growth (89) [1]	6.5%	8.5%
RevPAR (same-store 66)	$80.50	$82.50
RevPAR growth (same-store 66)	5.5%	7.5%
Adjusted FFO [2]	$76,300	$79,800
Adjusted FFO per diluted unit [3]	$0.88	$0.92
Renovation capital deployed	$37,000	$43,000

1 Pro forma information includes operating results for 89 hotels owned as of June 30, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at June 30, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

2 The Company includes the 178-guestroom Hampton Inn located in Fort Smith, Ark. in adjusted FFO calculations; however, this property is excluded from all pro forma calculations as noted in footnote one above.

3 Assumes weighted average diluted units outstanding of 86,929,000 for third quarter of 2014 and 86,796,000 for the full year 2014.

Second Quarter 2014 Conference Call

The Company will conduct its quarterly conference call on Thursday, August 7, 2014 at 9:00 a.m. ET. To participate in the conference call please dial 800-688-0836. The participant passcode for the call is 52973094. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Thursday, August 14, 2014 by dialing 888-286-8010; participant passcode 27286725. A replay of the conference call will also be available on the Company’s website until November 4, 2014.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry. As of August 6, 2014, the Company’s portfolio consisted of 90 hotels with a total of 11,368 guestrooms located in 22 states. Since its initial public offering in February 2011, the Company has acquired 47 hotel properties, totaling 6,539 guestrooms for a total purchase price of $916.7 million.

For additional information, please visit the Company’s website, www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to partner with third parties, including IHG, in the future; the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
June 30, 2014 and December 31, 2013
Amounts in thousands

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Investment in hotel properties, net	$1,271,539	$1,149,967
Investment in hotel properties under development	160	-
Land held for development	13,748	13,748
Assets held for sale	8,663	12,224
Cash and cash equivalents	41,728	46,706
Restricted cash	54,637	38,498
Trade receivables	13,142	7,231
Prepaid expenses and other	5,681	8,876
Derivative financial instruments	33	253
Deferred charges, net	10,413	10,270
Deferred tax asset	54	49
Other assets	8,525	6,654
TOTAL ASSETS	$1,428,323	$1,294,476

LIABILITIES AND EQUITY
LIABILITIES
Debt	$579,932	$435,589
Accounts payable	6,256	7,583
Accrued expenses	36,322	27,154
Derivative financial instruments	2,296	1,772
TOTAL LIABILITIES	624,806	472,098

COMMITMENTS AND CONTINGENCIES
Total stockholders' equity	795,525	809,840
Non-controlling interests in operating partnership	7,992	4,722
Non-controlling interests in joint venture	-	7,816
TOTAL EQUITY	803,517	822,378

TOTAL LIABILITIES AND EQUITY	$1,428,323	$1,294,476

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
Amounts in thousands
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
REVENUES
Room revenue	$99,680	$75,123	$184,232	$131,764
Other hotel operations revenue	5,845	3,982	10,837	7,064
Total Revenues	105,525	79,105	195,069	138,828

EXPENSES
Hotel operating expenses:
Rooms	25,985	20,744	49,677	37,254
Other direct	13,214	9,483	25,234	17,263
Other indirect	27,041	20,267	50,900	35,570
Other	369	193	717	360
Total hotel operating expenses	66,609	50,687	126,528	90,447
Depreciation and amortization	16,645	12,727	32,075	23,378
Corporate general and administrative:
Salaries and other compensation	3,330	2,294	5,489	4,715
Other	2,087	1,729	4,133	2,385
Hotel property acquisition costs	17	786	709	1,440
Loss on impairment of assets	660	-	660	-
Total Expenses	89,348	68,223	169,594	122,365

Income from operations	16,177	10,882	25,475	16,463

Other income (expense)
Interest income	122	18	172	35
Other income	64	63	104	223
Interest expense	(6,846)	(4,879)	(13,206)	(8,929)
Gain on disposal of assets	14	-	11	6
Gain (loss) on derivative financial instruments	(1)	2	(1)	2
Total Other Expense, net	(6,647)	(4,796)	(12,920)	(8,663)

Income from continuing operations before income taxes	9,530	6,086	12,555	7,800

Income tax (expense) benefit	(329)	39	(407)	(149)

Income from continuing operations	9,201	6,125	12,148	7,651

Income (loss) from discontinued operations	(41)	545	337	902

Net income	9,160	6,670	12,485	8,553

Income attributable to non-controlling interests
Operating Partnership	61	133	51	105
Joint venture	124	89	1	52

Net income attributable to Summit Hotel Properties, Inc.	8,975	6,448	12,433	8,396

Preferred Dividends	(4,147)	(3,844)	(8,294)	(6,296)

Net income attributable to common stockholders	$4,828	$2,604	$4,139	$2,100

Weighted average common shares outstanding
Basic	85,165	65,480	85,136	64,090
Diluted	85,663	65,954	85,596	64,452

SUMMIT HOTEL PROPERTIES, INC.
Discontinued Operations Summary
Amounts in thousands
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
REVENUE	$1,193	$5,963	$2,281	$12,255

Hotel operating expenses	788	4,399	1,558	9,262
Depreciation and amortization	5	596	9	1,435
Loss on impairment of assets	400	-	400	1,500

Income from operations	-	968	314	58
Interest expense	-	47	-	150
(Gain) loss on disposal of assets	46	(26)	(17)	(1,660)

Income (loss) before taxes	(46)	947	331	1,568

Income tax benefit (expense)	5	(402)	6	(666)

Income (loss) from discontinued operations	$(41)	$545	$337	$902

Income (loss) from discontinued operations attributable to non-controlling interest	$(1)	$24	$4	$42

Income (loss) from discontinued operations attributable to common stockholders	$(40)	$521	$333	$860

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations
Amounts in thousands except per common unit
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
NET INCOME	$9,160	$6,670	$12,485	$8,553
Preferred dividends	(4,147)	(3,844)	(8,294)	(6,296)
Depreciation and amortization	16,650	13,324	32,084	24,814
Loss on impairment of assets	1,060	-	1,060	1,500
(Gain) loss on disposal of assets	32	(26)	(28)	(1,666)
Non-controlling interest in joint venture	(124)	(89)	(1)	(52)
Adjustments related to joint venture	(118)	(83)	(204)	(139)
Funds From Operations	$22,513	$15,952	$37,102	$26,714
Per common unit	$0.26	$0.23	$0.43	$0.40

Equity based compensation	$1,301	$849	$1,768	$1,270
Hotel property acquisition costs	17	786	709	1,440
(Gain) loss on derivative	1	(2)	1	(2)
Expenses related to improvement of internal controls	46	-	956	-
Expenses related to the transition of directors and executive officers	563	-	563	-
Adjusted Funds From Operations	$24,441	$17,585	$41,099	$29,422
Per common unit	$0.28	$0.26	$0.47	$0.44

Weighted average diluted units [1]	86,735	68,952	86,660	67,598

1 The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA
Amounts in thousands
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
NET INCOME	$9,160	$6,670	$12,485	$8,553
Depreciation and amortization	16,650	13,324	32,084	24,814
Interest expense	6,846	4,926	13,206	9,079
Interest income	(122)	(18)	(172)	(35)
Income tax expense	324	363	401	815
Non-controlling interest in joint venture	(124)	(89)	(1)	(52)
Adjustments related to joint venture	(118)	(83)	(204)	(139)
EBITDA	$32,616	$25,093	$57,799	$43,035

Equity based compensation	$1,301	$849	$1,768	$1,270
Hotel property acquisition costs	17	786	709	1,440
Loss on impairment of assets	1,060	-	1,060	1,500
(Gain) loss on disposal of assets	32	(26)	(28)	(1,666)
(Gain) loss on derivatives	1	(2)	1	(2)
Expenses related to improvement of internal controls	46	-	956	-
Expenses related to the transition of directors and executive officers	563	-	563	-
ADJUSTED EBITDA	$35,636	$26,700	$62,828	$45,577

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] Operational and Statistical Data
Amounts in thousands except operating metrics
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
REVENUE
Room revenue	$99,680	$89,413	$185,928	$169,632
Other hotel operations revenue	5,845	5,194	11,257	10,318
Total Revenue	105,525	94,607	197,185	179,950

EXPENSES
Hotel operating expenses
Rooms	25,985	23,676	50,379	48,496
Other direct	13,214	12,040	25,590	22,472
Other indirect	27,041	24,638	51,619	46,304
Other	369	336	727	469
Total Operating Expenses	66,609	60,690	128,315	117,741

Hotel EBITDA	$38,916	$33,917	$68,870	$62,209

	2013		2014		Trailing twelve months ended June 30, 2014
	Q3	Q4	Q1	Q2
Room revenue	$87,822	$81,127	$86,248	$99,680	$354,877
Other revenue	5,125	5,393	5,412	5,845	21,775
Total Revenue	$92,947	$86,520	$91,660	$105,525	$376,652

Hotel EBITDA	$32,515	$26,827	$29,954	$38,916	$128,212
EBITDA Margin	35.0%	31.0%	32.7%	36.9%	34.0%

Rooms occupied	761,173	715,406	724,874	813,664	3,015,117
Rooms available	1,028,039	1,028,069	1,005,750	1,017,873	4,079,731

Occupancy	74.0%	69.6%	72.1%	79.9%	73.9%
ADR	$115.38	$113.40	$118.98	$122.51	$117.70
RevPAR	$85.43	$78.91	$85.76	$97.93	$86.99

1 Pro forma information includes operating results for 89 hotels owned as of June 30, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at June 30, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] and Same-Store [2] Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Total Portfolio (89 hotels)	2014	2013	2014	2013
Rooms occupied	813,664	778,800	1,538,538	1,480,276
Rooms available	1,017,873	1,017,016	2,023,623	2,022,856

Occupancy	79.9%	76.6%	76.0%	73.2%
ADR	$122.51	$114.81	$120.85	$114.59
RevPAR	$97.93	$87.92	$91.88	$83.86

Occupancy growth	4.4%		3.9%
ADR growth	6.7%		5.5%
RevPAR growth	11.4%		9.6%

	Three months ended June 30,		Six months ended June 30,
Same-Store (66 hotels)	2014	2013	2014	2013
Rooms occupied	542,743	529,240	1,037,692	1,006,856
Rooms available	687,999	687,232	1,367,589	1,366,912

Occupancy	78.9%	77.0%	75.9%	73.7%
ADR	$111.91	$105.27	$111.00	$105.25
RevPAR	$88.28	$81.07	$84.22	$77.52

Occupancy growth	2.5%		3.0%
ADR growth	6.3%		5.5%
RevPAR growth	8.9%		8.6%

1 Pro forma information includes operating results for 89 hotels owned as of June 30, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at June 30, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

2 For purposes of this press release, same-store information includes operating results for hotel properties owned at all times by the Company during the three-month period ended June 30, 2014 and 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at June 30, 2014.

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), funds from operations (“FFO”) represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Elisabeth Eisleben, 512-538-2306
Director of Investor Relations
eeisleben@shpreit.com